UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Commercial Officer

On September 12, 2019, the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) appointed Jason B. Few (the Company’s current President and Chief Executive Officer) as the Company’s Chief Commercial Officer. Mr. Few has assumed the responsibilities previously undertaken by Jennifer D. Arasimowicz in her role as Chief Commercial Officer of the Company and, accordingly, her term of service as Chief Commercial Officer ended on September 12, 2019.

Mr. Few, age 53, has served as a director of the Company since 2018. Prior to his appointment as the President and Chief Executive Officer of the Company effective as of August 26, 2019, Mr. Few served as President of Sustayn Analytics LLC, a cloud-based software waste and recycling optimization company, since 2018, and as the Founder and Senior Managing Partner of BJF Partners, LLC, a privately held strategic transformation consulting firm, since 2016. Mr. Few has over 30 years of experience increasing enterprise value for Global Fortune 500 and privately-held technology, telecommunication, and energy firms. He has overseen transformational opportunities across the technology and industrial energy sectors, in roles including Founder and Senior Managing Partner of BJF Partners, LLC; President and Chief Executive Officer of Continuum Energy, an energy products and services company, from 2013 to 2016; various roles including Executive Vice President and Chief Customer Officer of NRG Energy, Inc., an integrated energy company, from 2011 to 2012; and from 2008 to 2009, Vice President, Smart Energy, and from 2009 to 2012, President of Reliant Energy, a retail electricity provider. Mr. Few also has served as a Senior Advisor to Verve Industrial Protection, an industrial cybersecurity software company, since 2016. Mr. Few was elected to the board of directors of Marathon Oil Corporation, a publicly traded exploration and production company based in Houston, Texas, effective April 1, 2019. Mr. Few also serves on the boards of Memorial Hermann Healthcare System, the American Heart Association, and the St. John’s School Endowment Investment Committee. He earned a bachelor’s degree in computer systems in business from Ohio University and received an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management.

Appointment of New Chief Administrative Officer

On September 12, 2019, the Board appointed Jennifer D. Arasimowicz as the Company’s new Chief Administrative Officer. In addition to serving as the Company’s Chief Administrative Officer, Ms. Arasimowicz will continue to serve as the Company’s General Counsel, Corporate Secretary, and Executive Vice President.

Ms. Arasimowicz, age 47, has served as the Company’s General Counsel and Corporate Secretary since April 2017 and as the Company’s Executive Vice President since June 4, 2019. As Executive Vice President, General Counsel and Corporate Secretary (and in her prior position as Senior Vice President), Ms. Arasimowicz, a licensed attorney in Connecticut, New York and Massachusetts, has served as the chief legal officer and chief compliance officer of the Company, having responsibility for oversight of all of the Company’s legal and government affairs, and providing leadership in all aspects of the Company’s business, including compliance, corporate governance and board activities. Ms. Arasimowicz also served as Senior Vice President of the Company from April 2017 to June 4, 2019, as Interim President of the Company from June 7, 2019 to August 26, 2019, and as Chief Commercial Officer of the Company from June 4, 2019 to September 12, 2019. Ms. Arasimowicz joined the Company in 2012 as Associate Counsel and was promoted to Vice President in 2014. Prior to joining the Company, Ms. Arasimowicz served as General Counsel of Total Energy Corporation, a New York based diversified energy products and services company providing a broad range of specialized services to utilities and industrial companies. Previously, Ms. Arasimowicz was a partner at Shipman & Goodwin, LLP in Hartford, Connecticut chairing the Utility Law Practice Group and began her legal career as an associate at Murtha Cullina, LLP. Ms. Arasimowicz earned her Juris Doctor at Boston University School of Law and holds a bachelor’s degree in English from Boston University.

Item 8.01.	Other Events.

Recent Sales of Common Stock; Recent Payments to Hercules

During the period beginning on September 10, 2019 and ending on (and including) September 12, 2019, the Company issued and sold, under its previously announced “at-the-market” equity program, a total of approximately 34.4 million shares of its common stock at an average sale price of $0.42 per share and raised aggregate gross proceeds of approximately $14.6 million before deducting expenses and commissions. Commissions of $0.4 million were paid to the agent making the sales during such period, resulting in net proceeds of approximately $14.2 million. The sales were completed pursuant to the At Market Issuance Sales Agreement (the “Sales Agreement”) between the Company, B. Riley FBR, Inc. and Oppenheimer & Co. Inc., dated June 13, 2018, which the Company filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2018.

Net proceeds of such sales that have settled and for which funds have been received totaling approximately $2.1 million have been used to pay down the outstanding balance of the Company’s senior secured credit facility with Hercules Capital, Inc. (“Hercules”), as required by the most recent amendment to that facility, leaving an outstanding balance under that facility of approximately $3.6 million as of September 12, 2019. As required by the most recent amendment to the Hercules credit facility, on or about September 18, 2019, the anticipated date that the remaining amount of such sales will settle and the funds will be received, an additional approximately $2.2 million of net proceeds will be used to further pay down the outstanding amount under the Hercules credit facility to approximately $1.4 million.

The shares sold under the Sales Agreement were issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No 333-215530), previously filed with the SEC on January 12, 2017, and declared effective by the SEC on February 24, 2017. A prospectus supplement related to the Company’s at the market equity program was also filed with the SEC on June 13, 2018. This Current Report on Form 8-K does not constitute and shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock, nor shall there be any sale of shares of the Company’s common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

As the Company has sold an aggregate of approximately $41.7 million of common stock under the Sales Agreement as of September 12, 2019, the Company may sell up to approximately $8.3 million of common stock in the future under its at the market equity program (under the Sales Agreement referenced above), subject to contractual requirements, trading windows and market conditions.

As of September 12, 2019, there were 160,333,077 shares of common stock of the Company, par value $0.0001 per share, outstanding.

Results of Recent Payments to Hercules

The Tenth Amendment to the Hercules facility (the “Tenth Amendment”) provides that, since the outstanding balance of the Hercules facility is less than $5.0 million before September 30, 2019, the “Amendment Period” (as defined in the Tenth Amendment) has been automatically extended through the earlier of (i) October 22, 2019 and (ii) the occurrence of any event of default under the Tenth Amendment. The terms of the Tenth Amendment are described in further detail in the Current Report on Form 8-K filed by the Company on July 25, 2019 and in the Quarterly Report on Form 10-Q for the quarter ended July 31, 2019.

This extension under the Hercules facility also results in an extension of one of the deadlines under the first amendment to the Company’s construction loan agreement with Fifth Third Bank (“Fifth Third”) (which amendment is described in further detail in the Current Report on Form 8-K filed by the Company on August 13, 2019 and in the Quarterly Report on Form 10-Q for the quarter ended July 31, 2019). Under this extension, the Company will have until October 21, 2019 to deliver to Fifth Third a binding loan agreement for permanent financing from another lender and one or more binding letters of intent from tax equity investors in an amount of at least $18.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: September 12, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer